Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-252618 on Form S-4 of our report dated March 15, 2021 relating to the financial statements of RigNet, Inc. appearing in the Annual Report on Form 10-K of RigNet, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
March 16, 2021